Exhibit 99.1

Maureen Todaro

Vice President, Corporate Communications

Viisage

978.932.2438

mtodaro@viisage.com

Viisage and L-1 Investment Partners Form Strategic Alliance to

Accelerate Growth of Identity Solutions Market; L-1 to Invest $100

Million in Viisage

Industry Pioneer Robert V. LaPenta to Join Viisage as Chairman of the Board;

Viisage Updates 2005 Revenue Guidance for Third Quarter and Full Year

BILLERICA, Mass., Oct. 6, 2005 — Viisage (NASDAQ: VISG) today announced that L-1 Investment Partners, LLC, of Stamford, Connecticut has signed a definitive agreement to purchase $100 million in Viisage common stock from the company at a price of $5.25 per share (approximately 19 million newly-issued shares) to accelerate Viisage’s growth and fund its expansion within the advanced technology identity solutions market. The terms further include warrants to purchase 4,000,000 shares of common stock at an exercise price of $5.50 per share, which will vest pursuant to Viisage achieving a defined acquisition program and certain revenue milestones. The warrants have a term of three years. In addition to growth capital, L-1 will provide Viisage with additional strategic, operational and financial expertise in pursuit of a shared vision of an end-to-end advanced technology identity solution that spans the entire lifecycle of securing and protecting personal identities.

As part of the agreement, Robert V. LaPenta, founder and CEO of L-1, will become chairman of the board at Viisage with the right to appoint two additional board members. Further, subject to the approval by Mr. LaPenta and the board, 85% of the $100 million investment will be used for acquisitions. In order to provide the company with an effective capital structure, Viisage will initiate a one for two and a half reverse stock split.

The L-1 investment positions Viisage as the platform to be a world leader in identity solutions. Consummation of the investment is subject to the approval by Viisage shareholders at a special shareholder meeting to be announced at a later date. The investment is also subject to the satisfaction of other customary conditions to closing. Viisage expects to close the transaction by the end of 2005.

“We are excited to have someone with Bob’s talent in building businesses and shareholder value join this organization, and about the affirmation the L-1 investment provides to the successful strategy we have built over the past three years,” said Bernard Bailey, president and CEO of Viisage. “The investment and the expertise of the L-1 team will help support our growth strategy of becoming the leading identity solutions provider worldwide and enable Viisage to aggressively pursue our strategic goals. L-1 is expected to provide significant contributions to Viisage, including cash for our acquisition strategy.”

Denis Berube, chairman of the Viisage board, said “We look forward to collaborating with L-1, as we build a broader, deeper company capable of meeting the needs of world markets demanding advanced technologies to identify people for security purposes.”

Mr. LaPenta formed L-1, a private investment management firm, in June 2005. Its stated mission is to acquire or make significant investments in well-positioned public and private companies, with the objective of building these companies into industry leaders through collaborative development and execution of aggressive growth strategies. Mr. LaPenta has more than 30 years of experience as an executive, most recently serving as president of L-3 Communications Corporation (NYSE: LLL), which he co-founded in 1997. With annual revenue approaching $10 billion, L-3 Communications began as a leveraged buyout of certain advanced electronics businesses from Lockheed Martin Corporation, which had merged with Loral Corporation in 1996. Mr. LaPenta was CFO of Loral at the time of the merger. During Mr. LaPenta’s seven-year tenure with L-3 Communications, the company completed more than 60 acquisitions, creating many billions of dollars of shareholder wealth.

“We are confident that our relationship with Viisage will create outstanding opportunities,” said Mr. LaPenta. “We have spent a good deal of time with the board and management and we understand their vision, long term strategy and current position. The changes taking place in the identity management industry are profound and although they will not happen overnight, the timing is right. We are confident that by making Viisage the platform, we can build a world class leader in the security and identity sector through acquisition, superior technology and disciplined operational processes.”

Financial Outlook for 2005/2006

While the company continues to experience stable revenue results from its base business, delays in anticipated customer deployments, domestic and international budgetary pressures and deferral of previously anticipated U.S. federal government spending at the end of its fiscal year affected the third quarter of 2005. For the third quarter of 2005, Viisage is anticipating revenues of $13 million to $14 million compared to the company’s previous guidance of $16 million to $20 million.

“Forecasting the timing of new solution deployments is a short term challenge, but we are confident in our strategy and the long term demand for our enhanced products and solutions,” said Mr. Bailey. “We are anticipating high revenue growth in excess of 20% for 2006 over our updated expectations for 2005 full year revenues of between $62 million and $65 million. We are looking forward to working closely with the L-1 team as we add to our advanced technology identity solutions.”

The company will provide final third quarter results and fourth quarter guidance for 2005 during the third quarter conference call. The details of the third quarter conference call will be provided later this month.

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or granted other privileges. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes FaceTOOLS® SDK, Viisage PROOF™, FaceEXPLORER®, iA-thenticate®, BorderGuard®, FacePASS™ and FaceFINDER®.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. In particular, because the consummation of the investment is subject to approval by the shareholders of the Company and certain other closing conditions, there can be no assurance that L-1 will consummate an investment in the Company. There also can be no assurance with respect to the timing of the investment or the benefits of the investment. Certain factors that could cause or contribute to such differences include, among other things, in particular, the possible inability of the Company or L-1 to satisfy conditions to closing the investment, including but not limited to the requirement that the Company’s shareholders approve the investment, the size and timing of contract awards, performance on contracts, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2004 and its quarterly reports on Form 10-Q. Viisage expressly disclaims any obligation to update any forward-looking statements.

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